Exhibit 4.7

STOCK ISSUANCE AGREEMENT

This Stock Issuance Agreement (“Agreement”) is entered into as of August 7, 2024, by and between Bristol-Myers Squibb Company, a Delaware corporation having offices at Route 206 and Province Line Road, Princeton, New Jersey 08543 (“BMS”), and Immunome, Inc., a Delaware corporation having an office at 18702 N. Creek Parkway, Suite 100, Bothell, Washington 98011 (“Immunome”). Immunome and BMS are together referred to in this Agreement as the “Parties” and individually as a “Party.”

Recitals

Subject to and in accordance with the terms and provisions of this Agreement, Immunome has agreed to issue, and BMS has agreed to acquire, 230,415 shares (the “Shares”) of Immunome’s common stock, par value $0.0001 per share (the “Common Stock”), as partial consideration for entering into that certain Amendment No. 2 to License Agreement (the “Amendment”), dated as of the date hereof, by and between Immunome and BMS, which amends that certain License Agreement dated as of November 29, 2017, by and between BMS and Immunome (as amended, the “License Agreement”), the value of which Immunome has determined as of the date hereof exceeds the par value of the Shares to be issued hereunder.

Agreement

For good and valuable consideration, the Parties agree as follows:

Section 1.           Stock Issuance

1.1           Issuance and Acquisition of Stock. Subject to the terms and conditions of this Agreement, Immunome will issue to BMS, and BMS will acquire from Immunome, the Shares as partial consideration for entering into the Amendment.

1.2           Closing. The closing hereunder (the “Closing”) shall occur remotely via the exchange of signatures on the date of this Agreement at such time as mutually agreed upon, orally or in writing, by Immunome and BMS. At the Closing, Immunome shall instruct its transfer agent to register the Shares in book entry form in BMS’s name on Immunome’s share register and shall cause its transfer agent to prepare and deliver to BMS an account statement reflecting the issuance as promptly as possible following the Closing.

Section 2.           Representations and Warranties of Immunome

Except as otherwise specifically contemplated by this Agreement, Immunome hereby represents and warrants as of the date hereof to BMS that:

2.1           Private Placement. Neither Immunome nor any person acting on its behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). Subject to the accuracy of the representations and warranties made by BMS in Section 3, the Shares will be issued and sold to BMS in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and the registration and qualification requirements of all applicable securities laws of the states of the United States. Immunome has not engaged any brokers, finders or agents, or incurred, or will incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

2.2           Organization and Qualification. Immunome is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as currently conducted. Immunome is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have (i) a material adverse effect on the business, assets, liabilities, financial condition, results of operations, or stockholders’ equity of Immunome and its subsidiaries, taken as a whole, or (ii) materially affect the validity of the Shares or the legal authority of Immunome to comply in all material respects with this Agreement (clauses (i) and (ii), a “Material Adverse Effect”).

2.3           Subsidiaries. Each direct or indirect subsidiary of Immunome that owns any assets material to Immunome has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as presently conducted. Each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to do business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Immunome. All of the issued and outstanding capital stock or other equity or ownership interests of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Immunome, directly or through subsidiaries, free and clear of any encumbrances or preemptive and similar rights to subscribe for or purchase securities.

2.4           Authorization; Enforcement. Immunome has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Immunome and the consummation by it of the transactions contemplated hereby (including the issuance of the Shares in accordance with the terms hereof) have been duly authorized by Immunome’s board of directors and no further consent or authorization of Immunome, its board of directors, or its stockholders is required. This Agreement has been duly executed by Immunome and constitutes a legal, valid and binding obligation of Immunome enforceable against Immunome in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

2.5           Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any liens, encumbrances or other restrictions (other than those imposed by securities laws generally or this Agreement) and will not be subject to preemptive rights or other similar rights of stockholders of Immunome.

2.6           SEC Documents, Financial Statements.

(a)            All material statements, reports, schedules, forms and other documents required to have been filed by Immunome or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the United States Securities and Exchange Commission’s (“SEC”) (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the statements, reports, schedules, forms and other documents filed by Immunome with the SEC since January 1, 2022 (the “SEC Documents”) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the SEC Documents are accurate and complete and comply as to form and content with all applicable Laws. As used in this Section 2.6, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b)            The financial statements (including any related notes) contained or incorporated by reference in the SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, except as permitted by the SEC on Form 10-Q under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present, in all material respects, the financial position of Immunome and its consolidated subsidiaries as of the respective dates thereof and the results of operations and cash flows of Immunome and its consolidated subsidiaries for the periods covered thereby. Other than as expressly disclosed in the SEC Documents filed prior to the date of this Agreement, there has been no material change in Immunome’s accounting methods or principles that would be required to be disclosed in Immunome’s financial statements in accordance with GAAP. The books of account and other financial records of Immunome and each of its subsidiaries are true and complete in all material respects.

(c)            As of the date of this Agreement, Immunome is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable current listing and governance rules and regulations of Nasdaq.

2.7           Internal Control; Disclosure Controls and Procedures.

(a)            Immunome maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect Immunome’s transactions and dispositions of assets, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and Immunome’s board of directors, and (iv) provide reasonable assurance regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Immunome’s assets that could have a material effect on Immunome’s financial statements. Immunome has evaluated the effectiveness of its internal control over financial reporting as of December 31, 2023, and, to the extent required by applicable Law, presented in any applicable SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Immunome has disclosed, based on its most recent evaluation of internal control over financial reporting, to Immunome’s auditors and the audit committee of its board of directors: (A) all significant deficiencies and material weaknesses, if any, in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Immunome’s ability to record, process, summarize and report financial information and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in Immunome’s or its subsidiaries’ internal control over financial reporting. Immunome has not identified, based on its most recent evaluation of internal control over financial reporting, any material weaknesses in the design or operation of Immunome’s internal control over financial reporting.

(b)            Immunome maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are reasonably designed to ensure that information required to be disclosed by Immunome in the periodic reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the required time periods, and that all such information is accumulated and communicated to Immunome’s management as appropriate to allow timely decisions regarding required disclosure.

2.8           Capitalization and Voting Rights.

(a)            The authorized capital of Immunome as of the date hereof consists of: (i) 300,000,000 shares of Common Stock of which, as of June 30, 2024, (w) 60,013,655 shares were issued and outstanding, (x) 14,554,376 shares were reserved for issuance pursuant to Immunome’s equity incentive plans (including its stock purchase plan), (y) 8,537,999 shares were issuable upon the exercise of stock options outstanding, and (z) no shares were issuable upon exercise of outstanding warrants, and (ii) 10,000,000 shares of Preferred Stock, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Common Stock (A) have been duly authorized and validly issued, (B) are fully paid and non-assessable and (C) were issued in material compliance with all applicable federal and state securities laws and not in violation of any preemptive rights.

(b)            All of the authorized shares of Common Stock are entitled to one (1) vote per share.

(c)            Immunome is not a party to or subject to any agreement or understanding relating to the voting of shares of capital stock of Immunome or the giving of written consents by a stockholder or director of Immunome.

2.9           No Conflicts; Government Consents and Permits.

(a)            The execution, delivery and performance of this Agreement by Immunome and the consummation by Immunome of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of Immunome’s Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which Immunome or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to Immunome, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a Material Adverse Effect on Immunome or result in a liability for BMS.

(b)            Immunome is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to issue and sell the Shares in accordance with the terms hereof other than such as have been made or obtained, and except for (i) any post-closing filings required to be made under federal or state securities laws, and (ii) any required filings or notifications regarding the issuance or listing of additional shares with Nasdaq.

2.10         Litigation. Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Immunome, threatened against Immunome or any of its subsidiaries or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Immunome or any of its subsidiaries. The aggregate of all pending legal or governmental proceedings to which Immunome or any of its subsidiaries is a party to or of which any of their respective property or assets is the subject of that are not described in the SEC Documents, including ordinary routine litigation incidental to the business, would not reasonably be expected to have a Material Adverse Effect.

2.11           Licenses/Compliance with Laws. Immunome possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, and Immunome has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

2.12         Intellectual Property. Immunome owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to Immunome in the conduct of its business as now conducted and as presently proposed to be conducted (the “Immunome Intellectual Property”) without, to Immunome’s knowledge, any conflict with, or infringement of, the rights of others. Except as described in the SEC Documents, (a) to Immunome’s knowledge, there are no rights of third parties to any Immunome Intellectual Property owned by Immunome; (b) to Immunome’s knowledge, there is no material infringement by third parties of any Immunome Intellectual Property; (c) there is no pending, or to Immunome’s knowledge, threatened action, suit, proceeding or claim by others challenging Immunome’s rights in or to any such Immunome Intellectual Property, and, to Immunome’s knowledge, Immunome is aware of no factual basis for any such claim; and (d) there is no pending or, to Immunome’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Immunome Intellectual Property, including interferences, oppositions, inter partes reviews, reexaminations or government proceedings. To Immunome’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by Immunome violates any license or infringes any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements or as described in the SEC Documents, there are no outstanding options, licenses, agreements, claims, encumbrances, security interests, liens or shared ownership interests of any kind relating to any material Immunome Intellectual Property, nor is Immunome bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person. Immunome has not received any written communications alleging that Immunome has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, or copyrights of any third party.

2.13        Taxes and Tax Returns. Immunome and each of its subsidiaries have timely filed all income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in compliance with all applicable Law. No written claim has ever been made by any Governmental Authority in any jurisdiction where Immunome or any of its subsidiaries does not file a particular Tax Return or pay a particular Tax that Immunome or such subsidiary is subject to taxation by that jurisdiction.

2.14        Absence of Certain Changes.  Between the date of the balance sheet of Immunome set forth in its quarterly report on Form 10-Q for the quarter ended March 31, 2024 and the date hereof, except as disclosed in the SEC Documents, there has not been any Material Adverse Effect with respect to Immunome.

2.15        Brokers or Finders Fees. No broker, finder, investment banker, or other person is entitled to any brokerage, finder’s or other similar fee or commission from Immunome in connection with the transactions contemplated by this Agreement.

2.16        Not an Investment Company. Immunome is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.17         FCPA. None of Immunome, any of its subsidiaries, any director or officer of any of the foregoing, or, to the knowledge of Immunome, any agent, employee or affiliate of any of the foregoing, is aware of or has knowingly taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws.

2.18         Anti-Money Laundering. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Immunome or any of its subsidiaries with respect to the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder or any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental authority with jurisdiction over Immunome or its subsidiaries is pending or, to the knowledge of Immunome, threatened.

2.19        OFAC. None of Immunome, any of its subsidiaries, any director or officer of any of the foregoing, or, to the knowledge of Immunome, any employee, agent, controlled affiliate or representative of the foregoing, is a person that is, or is owned or controlled by a person that is currently subject to, any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other applicable sanction laws; and Immunome will not knowingly directly or indirectly use the proceeds from the License Agreement, or knowingly lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, to (i) fund or facilitate any activities or business of or with any person that, at the time of such funding or facilitation, is subject to any U.S. sanctions administered by OFAC or any other applicable sanctions laws or (ii) in any other manner that will result in a violation of any U.S. sanctions administered by OFAC or any other applicable sanctions laws by any person.

2.20        Regulatory Permits. Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (a) Immunome is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to it for the ownership, testing, development, manufacture, packaging, processing, use, labeling, storage, or disposal of any product manufactured by or on behalf of Immunome or out-licensed by Immunome, including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., the Public Health Service Act, 42 U.S.C. § 262, similar laws of other Governmental Authorities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (b) Immunome possesses all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as described in the SEC Documents (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and Immunome is not in violation of any term of any such Authorizations; (c) Immunome has not received any written notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or Authorizations; (d) Immunome has not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the best of Immunome ‘s knowledge, has there been any noncompliance with or violation of any Applicable Laws by Immunome that could reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by FDA or similar Governmental Authority; (e) Immunome has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Authority has threatened or is considering such action; and (f) Immunome has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). To Immunome’s knowledge, none of Immunome or any of its directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Authority.

2.21        Regulatory Compliance. The studies, tests and preclinical and clinical trials conducted by Immunome have been and, if still pending, are being conducted in all material respects pursuant to all Applicable Laws and Authorizations. Immunome has not received any written notices or correspondence from any Governmental Authority requiring the termination or suspension of any clinical studies conducted by or on behalf of, or sponsored by, Immunome or in which Immunome or its current products or product candidates have participated.

Section 3.           Representations and Warranties of BMS

Except as otherwise specifically contemplated by this Agreement, BMS hereby represents and warrants as of the date hereof to Immunome that:

3.1           Authorization; Enforcement. BMS has the requisite corporate or other similar power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. BMS has taken all necessary corporate or other similar action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement, this Agreement will constitute a valid and binding obligation of BMS enforceable against BMS in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws.

3.2           No Conflicts.

(a)            The execution, delivery and performance of this Agreement by BMS and the consummation by BMS of the transactions contemplated hereby (including the issuance of the Shares) will not (i) conflict with or result in a violation of any provision of BMS’s Certificate of Incorporation, as amended, or Bylaws, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which BMS is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations and regulations of any self-regulatory organizations) applicable to BMS, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, defaults, and violations as would not reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition, results of operations, or stockholders’ equity of BMS and its subsidiaries, taken as a whole.

(b)            BMS is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, or to purchase the Shares in accordance with the terms hereof other than such as have been made or obtained.

3.3           Investment Purpose. BMS is purchasing the Shares for its own account and not with a present view toward the public distribution thereof and has no arrangement or understanding with any other persons regarding the distribution of such Shares except as would not result in a violation of the Securities Act. BMS will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in accordance with the Securities Act and to the extent permitted by Section 4.1.

3.4           Reliance on Exemptions. BMS understands that Immunome intends for the Shares to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that Immunome is relying upon the truth and accuracy of, and BMS’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of BMS set forth herein in order to determine the availability of such exemptions and the eligibility of BMS to acquire the Shares.

3.5           Accredited Investor; Access to Information. BMS is an “accredited investor” as defined in Regulation D under the Securities Act and is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the acquisition of the Shares. BMS has been furnished with, or otherwise had access to, materials relating to the offer and sale of the Shares, that have been requested by BMS, including, without limitation, Immunome’s public filings made available on the SEC’s electronic data gathering and retrieval system (EDGAR) as of the date hereof (the “SEC Filings”), and BMS has had the opportunity to review such materials. BMS has been afforded the opportunity to ask questions of Immunome. Neither such inquiries nor any other investigation conducted by or on behalf of BMS or its representatives or counsel will modify, amend or affect BMS’s right to rely on the truth, accuracy and completeness of the SEC Filings and Immunome’s representations and warranties contained in this Agreement.

3.6           Restricted Securities. BMS understands that the Shares will be characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Immunome in a private placement under Section 4(a)(2) of the Securities Act and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances.

Section 4.           Transfer, Resale, Legends.

4.1           Transfer or Resale. BMS understands that:

(a)            other than as provided by Section 5, the Shares have not been and are not being registered under the Securities Act or any applicable state securities laws and, consequently, BMS may have to bear the risk of owning the Shares for an indefinite period of time because the Shares may not be transferred unless (i) the resale of the Shares is registered pursuant to an effective registration statement under the Securities Act; (ii) BMS has delivered to Immunome an opinion of counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (iii) the Shares are sold or transferred pursuant to Rule 144 of the Securities Act (“Rule 144”);

(b)            any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder;

(c)            Immunome acknowledges and agrees that the combination of BMS’s acquisition of the Shares pursuant to this Agreement and its rights pursuant to the License Agreement, taken alone and assuming no further acquisitions of Common Stock by BMS or any of its subsidiaries or other changes to the relationship of the Parties, does not result in BMS being an affiliate of Immunome for purposes of Rule 144; and

(d)            Subject to receipt from BMS by Immunome and Immunome’s transfer agent (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to Immunome and the Transfer Agent in connection therewith, Immunome shall remove any legend from the book entry position evidencing the Shares issued hereunder and Immunome will, if required by the Transfer Agent, use its commercially reasonable efforts to cause an opinion of Immunome’s counsel be provided, in a form reasonably acceptable to the Transfer Agent to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, (1) following the time the Resale Registration Statement is declared effective, or (2) if such Shares have been sold pursuant to Rule 144 or any other applicable exemption from the registration requirements of the Securities Act. If restrictive legends are no longer required for such Shares pursuant to the foregoing, Immunome shall, in accordance with the provisions of this Section 4.1(d) and within two business days of any request therefor from BMS accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions to make a new, unlegended entry for such book entry Shares. Notwithstanding the foregoing, within five business days following the one-year anniversary of the Closing, Immunome shall remove, and shall direct the Transfer Agent to remove, any legend from the book entry position evidencing the Shares. BMS agrees with Immunome that BMS will only sell Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to the Resale Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1(d) is predicated upon Immunome’s reliance upon this understanding.

4.2           Legends. BMS understands the Shares will bear the restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Shares):

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR A CERTIFICATE AND/OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Section 5.           Registration Rights

5.1           Definitions. For the purpose of this Agreement:

(a)            the term “Resale Registration Statement” shall mean any registration statement required to be filed by Section 5.2, and shall include any preliminary prospectus, final prospectus, exhibit or amendment included in or relating to such registration statements; and

(b)            the term “Registrable Shares” means the Shares; provided, however, that a security shall cease to be a Registrable Share upon the earliest to occur of the following: (i) a Resale Registration Statement registering such security under the Securities Act has been declared or becomes effective and such security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement, (ii) such security is sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by Immunome, (iii) the first date such security is eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales, holding period and without the holder complying with any method of sale requirements or notice requirements under Rule 144, or (iv) such security shall cease to be outstanding following its issuance. Notwithstanding the foregoing, no Shares shall be Registrable Shares following the three-year anniversary of the date the Mandatory Registration Statement is declared effective.

5.2           Registration Procedures. Immunome shall:

(a)            use its commercially reasonable efforts to file a Resale Registration Statement (the “Mandatory Registration Statement”) with the SEC on or before the date that is seven days following the earlier of (i) October 1, 2024 and (ii) the date Immunome files its quarterly report on Form 10-Q for the quarter ended September 30, 2024 (such earlier date, the “Filing Date”) to register all of the Registrable Shares on Form S-3 under the Securities Act (providing for shelf registration of such Registrable Shares under SEC Rule 415) (or if Immunome is not then eligible to use Form S-3, Form S-1); provided, that Immunome’s obligation to file a Resale Registration Statement (including the Mandatory Registration Statement) is contingent upon BMS furnishing in writing to Immunome such information regarding BMS, the securities of Immunome held by BMS and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Immunome to effect the registration of such Shares in compliance with applicable securities laws and which information shall be requested by Immunome from BMS at least five business days prior to the anticipated filing date of the Resale Registration Statement;

(b)            use its commercially reasonable efforts to promptly cause such Mandatory Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 60 calendar days after the filing thereof in the event the SEC reviews and has written comments to the Resale Registration Statement and (ii) the fifth business day after the date Immunome is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of (i) and (ii), the “Effectiveness Deadline”); provided, that if such deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next business day;

(c)            not less than two business days prior to the filing of a Resale Registration Statement or any related prospectus or any amendment or supplement thereto, furnish via email to BMS copies of all such documents proposed to be filed (other than any document that is incorporated or deemed to be incorporated by reference therein) for review by BMS. Immunome shall reflect in each such document when so filed with the SEC such comments regarding BMS and the plan of distribution as BMS may reasonably and promptly propose no later than two business days after BMS has been so furnished with copies of such documents as aforesaid;

(d)            promptly prepare and file with the SEC such amendments and supplements to such Resale Registration Statements and the prospectus used in connection therewith as shall be necessary to keep such Resale Registration Statements continuously effective and free from any material misstatement or omission to state a material fact therein for so long as such Shares remain Registrable Shares, subject to Immunome’s right to suspend pursuant to Section 5.4;

(e)            furnish to BMS such number of copies of prospectuses in conformity with the requirements of the Securities Act as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by BMS;

(f)            upon notification by the SEC that that the Resale Registration Statement has been declared effective by the SEC, Immunome shall, if required, file the final prospectus under Rule 424 of the Securities Act (“Rule 424”) within the applicable time period prescribed by Rule 424;

(g)            for so long as the Shares remain Registrable Shares, advise BMS:

(i)            within one business day of the effectiveness of the Resale Registration Statement or any post-effective amendments thereto;

(ii)           within five business days of any request by the SEC for amendments to the Resale Registration Statement or amendments to the prospectus or for additional information relating thereto;

(iii)          within one business day of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for such purpose;

(iv)          within one business day of the suspension of the qualification of the Registrable Shares for sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

(v)            within one business day of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Resale Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Resale Registration Statement or the prospectus in order to make the statements therein not misleading;

(h)           cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities by Immunome are then listed; and

(i)            bear all expenses in connection with the procedures in paragraphs (a) through (i) of this Section 5.2 and the registration of the Registrable Shares on such Resale Registration Statement.

5.3            Rule 415; Cutback. If the SEC prevents Immunome from including any or all of the Registrable Shares in a Resale Registration Statement due to limitations on the use of Rule 415 under the Securities Act or requires BMS to be named as an “underwriter,” Immunome shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Resale Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that BMS is not an “underwriter.” In the event that, despite Immunome’s commercially reasonable efforts and compliance with the terms of this Section 5.3, the SEC refuses to alter its position, Immunome shall (i) remove from the Resale Registration Statement such portion of the Registrable Shares (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Shares as the SEC may require to assure Immunome’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that Immunome shall not agree to name BMS as an “underwriter” in such Registration Statement without the prior written consent of BMS. BMS acknowledges that it shall not have suffered any Losses (as defined below) as to any Cut Back Shares until the date that is five business days following the date that Immunome is eligible to bring effective the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 5 shall again be applicable to such Cut Back Shares; provided, however, that the Filing Deadline for the Resale Registration Statement including such Cut Back Shares shall be 10 business days after such Restriction Termination Date, and Immunome shall use commercially reasonable efforts to cause such Resale Registration Statement to become effective as promptly as practicable.

5.4            Indemnification.

(a)            Immunome agrees to indemnify and hold harmless BMS and its Affiliates, officers, directors, agents and representatives (each, a “BMS Party” and collectively the “BMS Parties”), to the fullest extent permitted by applicable Law, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by Immunome or any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by Immunome to fulfill any undertaking included in the Resale Registration Statement and Immunome will, as incurred, reimburse the BMS Parties for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that Immunome shall not be liable in any such case to the extent that such Loss arises out of, or is based upon: (i) an untrue statement or omission or alleged untrue statement or omission made in such Resale Registration Statement based on written information furnished to Immunome by or on behalf of BMS specifically for use in preparation of the Resale Registration Statement; or (ii) any breach of this Section 5 by BMS; provided further, however, that Immunome shall not be liable to any BMS Party (or any officer, director or controlling person of BMS) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) BMS failed to send or deliver a copy of the final prospectus with or prior to, or such BMS failed to confirm that a final prospectus was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by BMS to the person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of Immunome with copies of the prospectus as so amended or supplemented or notified by Immunome that such amended or supplemented prospectus has been filed with the SEC, in accordance with Rule 172 of the Securities Act, BMS thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to or BMS fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to (in accordance with Rule 172 of the Securities Act), the delivery of written confirmation of the sale by BMS to the person asserting the claim from which such Loss resulted or (iii) BMS sold Registrable Shares in violation of its covenants contained in Section 3 of this Agreement.

(b)            BMS agrees to indemnify and hold harmless Immunome and its officers, directors, Affiliates, agents and representatives (each a “Company Party” and collectively the “Company Parties”), from and against any Losses to which the Company Parties may become subject (under the Securities Act or otherwise), insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by BMS or untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading), but only to the extent such untrue statement or omission or alleged untrue statement or omission was made based on written information furnished by or on behalf of BMS specifically for use in preparation of the Resale Registration Statement, and BMS will reimburse each Company Party for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 5.4(b) be greater in amount than the dollar amount of the net proceeds received by BMS upon its sale of the Registrable Shares included in the Resale Registration Statement giving rise to such indemnification obligation (such amount, the “Liability Cap”).

(c)            Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.4, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified thereof, such indemnifying Person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, based on the opinion of counsel, for the same counsel to represent both the indemnified Person and such indemnifying Person or any affiliate or associate thereof, the indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, that no indemnifying Person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties. The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed; provided that no consent shall be required if such settlement contains an unconditional release of the indemnified party from all liability arising out of such action or claim and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)            If the indemnification provided for in this Section 5.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable Law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by BMS hereunder be greater than the Liability Cap.

5.5           Prospectus Suspension. BMS acknowledges that there may be times when Immunome must suspend the use of the prospectus forming a part of the Resale Registration Statement until such time as an amendment to the Resale Registration Statement has been filed by Immunome and declared effective by the SEC, or until such time as Immunome has filed an appropriate report with the SEC pursuant to the Exchange Act. BMS hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which Immunome gives BMS notice of the suspension of the use of said prospectus and ending at the time Immunome gives BMS notice that BMS may thereafter effect sales pursuant to said prospectus; provided, (i) that such suspension periods shall in no event exceed (A) on more than three occasions, a period of more than 30 consecutive business days or (B) more than an aggregate total of 60 business days, in each case in any 360-day period, and (ii) the Board has reasonably determined that, in order for such Resale Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act.

5.6           Reporting Requirements.

(a)            With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Shares to the public without registration or pursuant to a registration statement so long as BMS owns Shares, Immunome agrees to use commercially reasonable efforts to:

(i)            make and keep public information available, as those terms are understood and defined in Rule 144; and

(ii)          file with the SEC in a timely manner all reports and other documents required of Immunome under the Securities Act and the Exchange Act.

Section 6.          Closing Conditions.

6.1           Conditions to Obligations of Immunome. Immunome’s obligation to complete the issuance of the Shares and deliver the Shares to BMS is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:

(a)            Representations and Warranties. The representations and warranties made by BMS in Section 3 will be true and correct in all material respects as of the date hereof, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date, except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a material adverse effect on BMS’ ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

(b)            Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by BMS on or prior to the date hereof shall have been performed or complied with in all material respects.

(c)            Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority.

(d)            License Agreement Amendment. BMS shall have duly executed and delivered the Amendment to Immunome, and subject to execution by Immunome, such agreement shall be in full force and effect.

(e)            Nasdaq Qualification. Nasdaq shall have raised no objection to the consummation of the transactions contemplated by this Agreement in the absence of stockholder approval of such transactions.

(f)            No Governmental Prohibition. The issuance of the Shares by Immunome, and the acquisition of the Shares by BMS will not be prohibited by any applicable Law or governmental order or regulation.

(g)            Officer’s Certificate. BMS shall have delivered to Immunome a certificate in form and substance reasonably satisfactory to Immunome and duly executed on behalf of BMS by an authorized officer of BMS, certifying that the conditions to the Closing set forth in this Section 6.1 (other than with respect to clause (d) of this Section 6.1) have been fulfilled.

6.2           Conditions to BMS’ Obligations at the Closing. BMS’ obligation to complete the acquisition of the Shares is subject to the fulfillment or waiver of the following conditions at or prior to the Closing:

(a)            Representations and Warranties. The representations and warranties made by Immunome in Section 2 will be true and correct in all material respects as of the date hereof, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties will be true and correct in all material respects as of such other date, except in each case where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” set forth therein) would not reasonably be expected to have a Material Adverse Effect on Immunome’s ability to perform its obligations hereunder or consummate the transactions contemplated hereby.

(b)            Covenants. All covenants and agreements contained in this Agreement to be performed or complied with by Immunome on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c)            Transfer Agent Instructions. Immunome will have delivered to the Transfer Agent irrevocable written instructions to issue the Shares to BMS in a form and substance acceptable to the Transfer Agent.

(d)            Nasdaq Qualification. Prior to the date hereof, Immunome shall have taken all actions which are reasonably necessary, including, if applicable, providing appropriate notice to Nasdaq of the transactions contemplated by this Agreement, for the Shares to be listed on Nasdaq and shall have complied with all listing, reporting, filing and other obligations under the rules of Nasdaq and of the SEC with respect to the matters contemplated by this Agreement, and Nasdaq shall have raised no objection to the consummation of the transactions contemplated by this Agreement in the absence of stockholder approval of such transactions. The Common Stock shall not have been suspended, as of the date hereof, by the SEC or Nasdaq from trading on Nasdaq nor shall any such suspension by the SEC or Nasdaq have been threatened, as of the date hereof, in writing by the SEC or Nasdaq.

(e)            Absence of Litigation. No proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, will have been instituted or be pending before any Governmental Authority.

(f)            License Agreement Amendment. Immunome shall have duly executed and delivered the Amendment to BMS, and subject to execution by BMS, such agreement shall be in full force and effect.

(g)            No Governmental Prohibition. The issuance of the Shares by Immunome, and the acquisition of the Shares by BMS will not be prohibited by any applicable Law or governmental order or regulation.

(h)            Officers’ Certificate. Immunome shall have delivered to BMS a certificate in form and substance reasonably satisfactory to BMS and duly executed on behalf of Immunome by an authorized officer of Immunome, certifying that the conditions to the Closing set forth in this Section 6.2 have been fulfilled.

Section 7.           Governing Law; Miscellaneous.

7.1           Governing Law. This Agreement will be governed by and interpreted in accordance with the substantive laws of the State of Delaware, U.S. without regard to its or any other jurisdiction’s laws, rules or principles that would result in the application of the laws of any jurisdiction other than the State of Delaware.

7.2           Survival. The provisions of Section 5 and the representations and warranties of Immunome and BMS contained in this Agreement shall survive the Closing and delivery of the Shares.

7.3           Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by PDF, facsimile or other electronic transmission will be effective as delivery of a manually executed original counterpart of this Agreement.

7.4           Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.5           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In the event of such invalidity, the Parties will seek to agree on an alternative enforceable provision that preserves the original purpose of this Agreement.

7.6           Entire Agreement; Amendments. This Agreement and the appendix attached hereto, and the License Agreement, constitute and contain the complete, final and exclusive understanding and agreement of the Parties, and cancel and supersede any and all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter of this Agreement, and neither Party will be liable or bound to any other Party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

7.7           Notices. All notices, consents, waivers and other communications required or permitted to be given hereunder shall be deemed given (a) when receipt is acknowledged (including read receipt) if sent by email, (b) the second business day (at the place of delivery) after deposit with an internationally recognized overnight delivery service, or (c) the fifth business day after mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, in each case to the addresses set forth below or to such other addresses of which notice shall have been given in accordance with this Section 7.7.

If to Immunome:

Immunome, Inc.

18702 N. Creek Parkway

Suite 100

Bothell, WA 98011

Attention: Chief Legal Officer

E-mail:[***]

If to BMS:

Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, NJ 08543
Attention: Senior Vice President, Business Development
Email: [***]; with a copy to [***]

7.8           Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. Immunome will not assign this Agreement or any rights or obligations hereunder without the prior written consent of BMS, and BMS will not assign this Agreement or any rights or obligations hereunder without the prior written consent of Immunome; provided, however, that BMS may assign this Agreement together with all of the Shares it then owns (subject to Section 4) to any wholly-owned subsidiary and any such assignee may assign the Agreement together with all of the Shares it then owns (subject to Section 4) to BMS or any other subsidiary wholly-owned by BMS, in any such case, without such consent provided that the assignee agrees to assume BMS’ obligations under Section 4 of this Agreement.

7.9           Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.10         Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

7.11         No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against a party.

7.12         Equitable Relief. Immunome recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to BMS. Immunome therefore agrees that BMS is entitled to seek temporary and permanent injunctive relief or specific performance in any such case from any court having jurisdiction over the Parties. BMS also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to Immunome. BMS therefore agrees that Immunome is entitled to seek temporary and permanent injunctive relief or specific performance in any such case from any court having jurisdiction over the Parties.

7.13         Expenses. Immunome and BMS are each liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys’ and consultants’ fees and expenses.

7.14         No Publicity. Immunome hereby agrees that no announcement regarding BMS or its Affiliates, or use of any of their respective names or other identifying information, or the material terms of the transactions contemplated hereby, in a press release, conference, advertisement, announcement, professional or trade publication, social media post, mass marketing materials or other materials otherwise available to the general public may be made without BMS’s prior written consent, provided, however, that Immunome and BMS agree that the foregoing does not prohibit the Company from disclosures based on the advice of Immunome’s counsel that are required in order to comply with applicable governmental orders, Laws, rules or regulations, and in the case of any such disclosure, Immunome will provide BMS with prompt written notice of the applicable portion of such disclosure; provided, further, however, that, except where legally prohibited, such notice shall be given to BMS prior to such disclosure and, reasonably in advance of such disclosure, Immunome shall give BMS an opportunity to review and comment on the applicable portion of such disclosure.

7.15         Physical Certificates. Immunome will use commercially reasonable efforts to provide BMS with the right to receive physical certificates representing the shares of equity securities of Immunome held by BMS or any securities into which such shares are converted or for which they are exchanged (as adjusted for any stock splits, dividends, combinations or other reclassification effected after the date hereof), subject to BMS’s compliance with any requirements from the Transfer Agent with respect to delivery of such physical certificate.

7.16        Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 7.16:

“Affiliate” of an entity means any corporation, firm, partnership or other entity that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with it, for so long as such control exists. An entity will be deemed to control another entity if it (i) owns, directly or indirectly, at least 50% of the outstanding voting securities or capital stock (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of such other entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (ii) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the entity.

“GAAP” means generally accepted accounting principles and practices in effect from time to time within the United States applied consistently throughout the period involved.

“Governmental Authority” means any federal, state, provincial, local, municipal, foreign or other governmental or quasi-governmental authority, including without limitation any arbitrator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing.

“Intellectual Property Rights” means all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, databases, and mask works; (b) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights and any goodwill associated therewith; (c) rights associated with trade secrets, know how, inventions, invention disclosures, methods, processes, protocols, specifications, techniques and other forms of technology; (d) patents and industrial property rights; and (e) other similar proprietary rights in intellectual property of every kind and nature; (f) rights of privacy and publicity; and (g) all registrations, renewals, extensions, statutory invention registrations, provisionals, continuations, continuations-in-part, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (f) above (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.

“Law” means any federal, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of Nasdaq or the Financial Industry Regulatory Authority).

“Tax” means any federal, state, local, foreign or other tax, including any income, capital gain, gross receipts, capital stock, profits, transfer, estimated, registration, stamp, premium, escheat, unclaimed property, customs duty, ad valorem, occupancy, occupation, alternative, add-on, windfall profits, value added, severance, property, business, production, sales, use, license, excise, franchise, employment, payroll, social security, disability, unemployment, workers’ compensation, national health insurance, withholding or other taxes, duties, fees, assessments or governmental charges, surtaxes or deficiencies thereof in the nature of a tax, however denominated, and including any fine, penalty, addition to tax or interest imposed by a Governmental Authority with respect thereto.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

[Remainder of page intentionally left blank.]

In Witness Whereof, BMS and Immunome have caused this Agreement to be duly executed as of the date first above written.

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Sandra Ramos-Alves
Name:	Sandra Ramos-Alves
Its:	Senior Vice President & Treasurer

IMMUNOME, INC.

By:	/s/ Clay Siegall
Name:	Clay Siegall, Ph.D.
Its:	Chief Executive Officer

[Signature page to Stock Issuance Agreement]